UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: April 17, 2017

(Date of earliest event reported)

Gas Natural Inc.
(Exact name of registrant as specified in its charter)

Ohio	001-34585	27-3003768
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1375 East Ninth Street, Suite 3100, Cleveland, Ohio	44114
(Address of principal executive offices)	(Zip Code)

(440) 974-3770

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On April 17, 2017, following a hearing on April 12, 2017, the United States District Court for the Northern District of Ohio issued an order (the “Final Order”) in the action captioned In re Gas Natural Inc., Case No. 1:13-cv-02805, granting final approval of the settlement (the “Settlement”) as set forth in the Stipulation of Settlement dated January 13, 2017 (the “Stipulation”), by and among (i) plaintiffs John Durgerian and Joseph Ferrigno, individually and derivatively on behalf of Gas Natural Inc. (the “Company”); (ii) certain of the Company’s current and former officers and directors; and (iii) the Company.

As previously reported, the Court granted preliminary approval of the Settlement in an order dated January 31, 2017. In February 2017, the Company and its insurance carriers paid the settlement payment into an escrow account established pursuant to the Stipulation. The Final Order approved the award of attorneys’ fees and unreimbursed expenses to lead counsel for Plaintiffs’ in the amount of $3,200,000, which will be paid from the settlement payment that is being held in the escrow account.

The Settlement, as finally approved, caused the dismissal with prejudice of this litigation. However, the Final Order is subject to appeal. The Settlement will become effective 30 days from April 17, 2017, the date the Final Order was entered by the Court, in the event no appeal is filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gas Natural Inc.

	By:	/s/ Christopher J. Hubbert
	Name:	Christopher J. Hubbert
	Title:	Corporate Secretary

Dated: April 18, 2017